Exhibit 99.1

THE ORCHARD AND DIGITAL MUSIC

GROUP (NASDAQ: DMGI) AGREE TO

MERGER

COMBINATION FORMS POWERFUL GLOBAL DIGITAL MUSIC

AND VIDEO MARKETING AND DISTRIBUTION SERVICES

COMPANY

New York, NY and Sacramento, CA – July 11, 2007 – The Orchard Enterprises, Inc., a leading global digital distributor and marketer of music, and Digital Music Group, Inc. (NASDAQ: DMGI), a content owner and leader in the digital distribution of music and video catalogues, today announced that the two companies have entered into a merger agreement. The combined business will retain DMGI’s NASDAQ listing and change its name to The Orchard. Current Orchard president and chief executive Greg Scholl will lead the combined company.

The combined company will control a substantial catalogue of entertainment assets, with over one million music recordings available for sale and thousands of hours of television, film and video programming, and will be a market leader for independent distribution of digital music and video, with powerful marketing, promotion, distribution and operations capabilities throughout the world. The company will continue to serve artists, labels, music publishers, television, film and video library owners and other rights holders by developing new and inventive ways to market and sell digital content. In addition, for digital and mobile retailers, advertisers, consumer brands and technology companies, the company will continue to provide a single point of access to one of the world’s largest and highest quality digital content catalogues that spans global superstars and niche and specialty artists, together with state-of-the-art marketing, promotion and programming capabilities.

The Orchard has changed traditional notions of “distribution” by pioneering a broad suite of client services, ranging from worldwide synchronization placement, to co-marketing initiatives with leading consumer brands, to global publishing administration. With operations in 25 countries and an ability to coordinate global programs within local markets, The Orchard has pioneered new forms of entertainment marketing for the digital media era. An impressive array of label clients take advantage of The Orchard’s offering, ranging from leading North American independents like Discos Musart, Definitive Jux, Delicious Vinyl, Shanachie, Surfdog, SST, Smithsonian Folkways, Cleopatra Records, Norton Records, Park The Van/Cornerstone RAS and Dim Mak; leading European independents like Greensleeves, Fierce Panda, Sanctuary, Snapper, Proper Records and Nuclear Blast; and global non-Western powerhouses like Rotana, Saregama and Mu-Yap.

In addition to its own impressive catalogue of digital rights and master recordings, DMGI’s music distribution and exclusive licensing partnerships span landmark independent labels including Kill Rock Stars, Ipecac and Barsuk Records, and leading artists ranging from hip-hop stars Daddy Yankee, Chamillionaire and Lil’ Flip to classic rock and r&b including Johnny Cash, Ike and Tina Turner and The Commodores. The DMGI catalogue was significantly expanded by the acquisition of marquee digital music pioneer Digital Rights Agency (DRA) in September of 2006. DMGI has been an early-mover and market leader in licensing video under long-term contracts for digital exploitation, ranging from classic television favorites such as I Spy, The Bill Cosby Show, My Favorite Martian, Daniel Boone, The Super Dave Show, and The Mr. Bill Show; animated children’s classics such as Gumby, Legend of the Dragon, Sonic The Hedgehog, Gigantor, and Batfink; comedy from Sam Kinison, Andrew Dice Clay, Pauly Shore, and Jamie Foxx; to contemporary content from superstar illusionist Criss Angel and wrestling icon Hulk Hogan. Mitchell Koulouris, who currently serves as chief executive of DMGI, will leave DMGI to pursue other interests, and Karen Davis, DMGI’s chief financial officer, will serve as DMGI’s interim chief executive officer until the closing of the merger.

“DMGI and The Orchard create a powerful combination in the rapidly growing digital media industry,” said Greg Scholl. “There are substantial opportunities for combined revenue synergies and cost reductions. DMGI adds exciting new artists and record labels to The Orchard’s already extensive music catalogue, and provides the combined company an immediate and significant leadership position in the digital distribution of independently owned TV, film and video content.”

The Orchard’s proprietary V.E.C.T.O.R. content delivery platform, launched in 2007, will be used to efficiently supply hundreds of digital retail and mastertone storefronts with the combined company’s music catalogue and new music releases, as well as manage direct delivery of all video assets. Mr. Scholl added, “With this merger, we will provide our combined clients with an advanced global infrastructure of digital marketing, promotion and distribution resources, and we’ll continue to serve as a true business partner to independent music labels, artists, music publishers and television, film and video library owners.”

Mr. Scholl continued, “The combined financial resources of the two companies will be available to fuel future growth, innovation and co-investment. DMGI’s owned library of digital rights and master recordings provides a natural platform for Orchard’s expansion into co-production and other creative financing and development initiatives with our artist and label clients.”

“The Orchard is the ideal partner to maximize the value of the extensive music and video assets that DMGI has assembled,” said Clayton Trier, chairman of DMGI. “The Board of DMGI believes that this combination will create a powerful market leader that can drive value for our shareholders,” added Mr. Trier.

For 2006, The Orchard had revenue of $14.9 million and gross profit of $4.2 million (according to its preliminary unaudited 2006 financial statements), and DMGI reported pro forma revenue of $10.2 million and gross profit of $2.4 million. For the first quarter of 2007, The Orchard had revenue of $5.6 million and gross profit of $1.4 million (according to its preliminary unaudited financial statements), and DMGI reported revenue of $3.4 million and gross profit of $0.8 million. Both companies operated at a net loss for the periods as they invested in people and processes to position for continued rapid growth.

As consideration for the acquisition of The Orchard, DMGI has agreed to issue 9,064,941 shares of common stock and 4,488,330 shares of convertible preferred stock to the shareholders of The Orchard, including its principal shareholder Dimensional Associates, LLC. Each share of preferred stock will be convertible into, and has voting rights equivalent to, one share of common stock, with a liquidation preference of $5.57. After five years, subject to certain conditions, the company can redeem all the preferred stock for $25 million. The shareholders of The Orchard will own approximately 60% of the voting shares outstanding (without considering shares reserved for stock options and warrants) upon closing of the merger. The Board of Directors of the combined company will consist of seven persons – three current DMGI board members including Clayton Trier, who will continue as chairman, three new directors chosen by Dimensional, and Greg Scholl.

Closing of the merger, which the parties anticipate will occur in the fourth quarter of 2007, is subject to normal and customary conditions, including an affirmative vote in favor of the merger by shareholders of DMGI holding at least 50% of the shares outstanding. A proxy statement containing full details of the transaction and pro forma combined financial information will be sent to DMGI shareholders following its submission to the Securities and Exchange Commission.

About The Orchard

The Orchard is a leading digital distributor and marketer of music. The Orchard staffs operations in 25 countries and controls an unparalleled catalogue from 77 countries, thousands of labels, and every conceivable music genre and era. The Orchard supplies music and video to the leading digital music stores and mobile operators throughout the world, and executes global marketing and promotion programs locally, with experts in every music territory managing initiatives tailored to each country’s unique dynamic. The Orchard works as a close business partner with its label clients and provides retail sales and marketing, an extensive suite of online promotional programs, synchronization placement, global royalty collection, global publishing administration, and in select cases, co-production investment capital. The Orchard also provides strategic media services to an impressive roster of digital retailers and leading consumer brands, ranging from publishing research, licensing and administration through comprehensive online and offline branding programs.

About DMGI

Founded in 2005, Digital Music Group Inc. (Nasdaq: DMGI) is a content owner and global leader in the digital distribution of independently owned music and video content. DMGI acquires the digital rights to media catalogues and digitally encodes them into multiple formats for distribution to digital entertainment services operating over the Internet and wireless, cable and mobile networks. Our digital entertainment service partners include: the iTunes Store, Google Video, YouTube, AOL/In2TV, RealNetworks, Napster, Wal-Mart Music, MusicNet, Verizon, Sprint, InfoSpace, Moderati, Zingy, 9 Squared, and many others. For more information, please visit http://www.dmgi.com.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Forward-Looking Statements

This release contains statements that are considered to be forward-looking statements within the meaning of federal securities law (including, without limitation, information regarding the combined companies’ marketing, promotion, distribution and operations capabilities and the opportunity for combined revenue synergies and cost reductions) that involve risks and uncertainties that could cause the results of DMGI following the merger to differ materially from management’s current expectations. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	revenue and earnings expectations which are difficult to predict because of the companies’ limited operating histories and emerging nature of the digital media industry;

•	the companies’ ability to successfully integrate operations and realize expected synergies and cost reductions;

•	the companies’ ability to successfully identify, acquire for a commercially reasonable valuation, and process additional catalogs of sound and video recordings;

•	the companies’ ability to successfully enter into new sales channel relationships;

•	competitive and economic conditions in the digital media industry;

•

acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music and video, and the extent to which the companies’ content will appeal to consumers;

•	the companies’ limited operating history in the acquisition, processing and sale of digital video recordings;

•	the companies’ limited ability to influence the pricing models of digital entertainment services;

•	the companies’ dependence on digital entertainment services to review, process and make all of its digital offerings available on a comprehensive and timely basis for purchase by consumers;

•	the companies may not have proper legal title to the digital rights associated with music recordings the companies purchase or license, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings and videos that the companies acquire rights to;

•	the companies’ ability to renew multi-year agreements for digital rights to music and video content as they expire;

•	music and video piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	availability, terms and use of capital to continue to grow the companies’ business; and

•	maintaining adequate internal operating and financial controls over the companies’ business and financial reporting.

Many of the factors listed above are and will be beyond the companies’ control. Given these uncertainties, you should not place undue reliance on such forward-looking statements. The matters discussed in this press release also involve risks and uncertainties described in DMGI’s most recent filings with the Securities and Exchange Commission (SEC), including its Annual Report for 2006 on Form 10-K filed with the SEC on March 30, 2007 and its Quarterly Report on Form 10-Q filed with the SEC on May 14, 2007. Digital Music Group and The Orchard assume no obligation to update the forward-looking information contained in this release.

Use of Non-GAAP Measures

Management of DMGI believes that non-GAAP revenue and gross profit presented on a pro forma basis for 2006 included in this release are useful measures of operating performance because they include the operations of DMGI and the operations of DMI and the Psychobaby catalog assets that were acquired on February 7, 2006, and the acquisition of DRA on September 8, 2006, as if they had all been acquired on January 1, 2006. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, gross profit or other financial measures prepared in accordance with GAAP. The GAAP-basis audited financial statements for DMGI for the year ended December 31, 2006 are included in DMGI’s Annual Report on Form 10-K filed with the SEC on March 30, 2007.

Media Contact:

Andy Morris

The Morris + King Company

+1 (212) 561-7465

Andy.morris@morris-king.com

DMGI Investor Contact:

Michael Mason

Allen & Caron Inc.

+1 (212) 691-8087

michaelm@allencaron.com

Company Contacts:

Orchard:	Greg Scholl
greg@theorchard.com

DMGI:	Karen Davis
Karen.davis@dmgi.com